PRELIMINARY INFORMATION STATEMENT

                                  SCHEDULE 14C


             Information Statement Pursuant to Section 14(C) of the
                         Securities Exchange Act of 1934


Check the appropriate box:

[X] Preliminary Information Statement (as permitted by Rule 14c-5(d)(2))

[ ] Confidential, for Use of the Commission Only

[ ] Definitive Information Statement


                             ELEMENT 21 GOLF COMPANY
                     (formerly known as BRL Holdings, Inc.)
                 ----------------------------------------------
                (Name of Registrant As Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    1. Title of each class of securities to which transaction applies:
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    2. Aggregate number of securities to which transaction applies:
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    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
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    4. Proposed maximum aggregate value of transaction:
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    5. Total fee paid:
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[ ] Fee paid previously with preliminary materials.

[ ] Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1. Amount Previously Paid:
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    2.Form, Schedule or Registration Statement No.:
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    3. Filing Party:
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    4. Date Filed:
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                             ELEMENT 21 GOLF COMPANY
                               200 Perimeter Road
                              Manchester, NH 03103
                               Tel: (603) 641-8443


                              INFORMATION STATEMENT
        PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

                    Approximate Date of Mailing: ______, 2003

                 TO THE STOCKHOLDERS OF ELEMENT 21 GOLF COMPANY:


     This Information Statement is furnished by the Board of Directors of Element 21 Golf Company, formerly BRL Holdings, Inc., a Delaware corporation ("Element 21"), to the holders of record of Element 21's outstanding common stock, par value $0.01 per share, at the close of business on _______, 2003, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). On that date, Element 21 had outstanding and entitled to vote approximately __________ shares of its common stock. The cost of preparing, assembling and mailing this Information Statement is being borne by Element 21.


        NO VOTE OR OTHER ACTION OF ELEMENT 21'S SHAREHOLDERS IS REQUIRED
                  IN CONNECTION WITH THIS INFORMATION STATEMENT

             WE ARE NOT ASKING YOU FOR A PROXY CARD AND YOU ARE NOT
                          REQUESTED TO SEND US A PROXY

       Reason for Information Statement - the AssureTec Holdings Spin-Off

     A majority of the stockholders of Element 21, voting by written consent instead of a meeting, as well as the Board of Directors of Element 21, have approved for Element 21 to distribute on a pro rata basis all the shares of AssureTec Holdings, Inc. ("AssureTec Holdings"), a wholly owned subsidiary of Element 21, to the stockholders of record of Element 21 as of October 4, 2002 (excluding, in accordance with the consent of such stockholders, shares held by stockholders who received shares of Element 21 in connection with the October 3, 2002 acquisition by Element 21 of all of the shares of Element Golf Company). In the remainder of this Information Statement, this distribution is referred to as the "Holdings Spin-Off," and persons receiving shares of AssureTec Holdings in the Holdings Spin-Off are referred to as "Participating Stockholders."

     The primary asset of AssureTec Holdings is 2,716,900 shares of common stock of AssureTec Systems, Inc. ("AssureTec Systems"), which represents 29.68% of the outstanding

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shares of AssureTec  Systems  common stock as of September  30, 2003.  AssureTec
Holdings has no business or operations except for the business and operations of AssureTec Systems. The other assets of AssureTec Holdings, in addition to its shares of AssureTec Systems, Inc., consist of all the outstanding shares of each of Advanced Conductor Technologies, Inc., Biorelease Technologies, Inc. and I-JAM Entertainment, Inc., none of which has any assets or business.

     Pursuant to the Holdings Spin-Off, which is expected to take place on or about February 15, 2004, each Participating Stockholder will receive two shares of AssureTec Holdings for every share of Company stock held. Immediately after the Holdings Spin-Off is completed, Element 21 will not own any shares of AssureTec Holdings, and AssureTec Holdings will be an independent public company. Also immediately after the Holdings Spin-Off, the sole business of Element 21 will be the design, manufacture and sale of scandium alloy golf clubs through its wholly owned subsidiary, Element 21 Technologies, Inc. A description of the current business of Element 21 is included in Element 21's Annual Report on Form 10-KSB that was filed with the Securities and Exchange Commission on or about December 12, 2003.

     At or about the same time as the Holdings Spin-Off, AssureTec Holdings intends to acquire the 6,434,508 outstanding shares of AssureTec Systems that are not currently owned by AssureTec Holdings by conducting a share-for-share exchange (the "Systems Exchange") with stockholders of AssureTec Systems. There is no assurance that the Systems Exchange will result in 100% ownership of AssureTec Systems by AssureTec Holdings.

Reasons for the Holdings Spin-Off
---------------------------------

     The Board of Directors of Element 21 has determined that the Holdings Spin-Off is in the best interests of Element 21 and its stockholders. After the Holdings Spin-Off, AssureTec Holdings and Element 21 will no longer need to compete with each other for limited capital resources, and each company will be able to access the debt or equity capital markets directly. Because of the defined focus of each company in a different direction from the other, investors should be better able to evaluate the different strategies, investment profiles and operating characteristics of the two companies. As a result, the management of each company will be able to adjust goals and evaluate strategic opportunities in light of investor expectations within its respective industry, without undue attention to investor expectations in other industries. In addition, each company will be able to focus its public relations efforts on cultivating its own separate identity.

Results of the Holdings Spin-Off
--------------------------------

     Upon the effectiveness of the Form 10, AssureTec Holdings will become a reporting company under the Exchange Act, and the Holdings Spin-Off will be consummated. Element 21 will own no shares of AssureTec Holdings, and the shares of AssureTec Holdings owned by Element 21 immediately before the Holdings Spin-Off will be owned by those persons who owned shares of Element 21 immediately prior to the Element 21 Acquisition.

     Following the effectiveness of the Form 10, AssureTec Holdings will be required to comply with the reporting requirements of the Exchange Act and will file annual, quarterly and other reports with the SEC. AssureTec Holdings also will be subject to the proxy solicitation

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requirements of the Exchange Act and,  accordingly,  will furnish annual reports containing audited financial statements to its stockholders in connection with its annual meetings of stockholders.

Material Federal Income Tax Consequences of the Holdings Spin-Off
-----------------------------------------------------------------

     Neither AssureTec Holdings nor Element 21 has received a private letter ruling from the Internal Revenue Service (the "IRS") regarding the federal income tax consequences of the Holdings Spin-Off. However, AssureTec Holdings and Element 21 believe that the Holdings Spin-Off will not qualify as a tax-free spin-off under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the Holdings Spin-Off could result in taxable gain to both Element 21 and the Participating Stockholders.

     By making a taxable stock distribution, Element 21 will recognize gain equal to the excess, if any, of the aggregate fair market value of AssureTec Holdings over Element 21's tax basis in the stock of AssureTec Holdings prior to the Holdings Spin-Off. The gain, if any, to be recognized by Element 21 as a corporation will depend on the valuation of AssureTec Holdings and on Element 21's basis in the stock of AssureTec Holdings (which basis management of Element 21 estimates will be between $100,000 and $300,000). Management of Element 21 believes that the gain, if any, recognized by Element 21 on the distribution will be offset by net operating loss carryforwards of Company.

     The distribution of the AssureTec Holdings stock would be taxable to Participating Stockholders as ordinary income to the extent of Element 21's current or accumulated earnings and profits. Because Element 21 has no current or accumulated earnings and profits, Participating Stockholders will not recognize ordinary income on the distribution. Participating Stockholders will reduce their basis in their Company stock by the value of the AssureTec Holdings stock received. If the value of the AssureTec Holdings stock received by a Participating Stockholder exceeds that stockholder's basis in its Company stock, then the amount of that excess will be taxable as capital gain to the Participating Stockholder.

Voting Securities and Principal Holders Thereof
-----------------------------------------------

     Information concerning the beneficial ownership of Element 21's securities is included in and hereby incorporated by reference from, the Form 10 under the heading "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

     With respect to changes in control of Element 21 since the beginning of Element 21's last fiscal year on July 1, 2002, the following has occurred:

     (a) Pursuant to the Element 21 Acquisition, Element 21 acquired 100% of the outstanding common stock of Element 21 Technologies, Inc., formerly known as Element 21 Golf Company, a Delaware corporation (the "Golf Company"), in exchange for 42,472,420 shares of Element 21's restricted common stock. Element 21 also issued options to acquire 6,432,000 shares of Element 21's common stock in exchange for options to acquire 6,432,000 shares of the Golf Company common stock. The Element 21 Acquisition was accounted for as a "reverse acquisition" using the purchase method of

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

          accounting, because it resulted in the stockholders of the Golf Company owning a majority of the stock of Element 21 immediately following the Element 21 Acquisition.

     (b) Prior to the Closing of the Element 21 Acquisition, Dr. R. Bruce Reeves, who was the President and CEO of Element 21 of that time, beneficially owned 2,688,312 shares or 49.5% of Element 21's outstanding common stock. Immediately following the Element 21 Acquisition on October 4, 2002, Dr. Reeves beneficially owned 9.4% of Element 21's outstanding common stock. Currently, he beneficially owns approximately 9.9% of Element 21's outstanding common stock.

     (c) The officers and directors of Element 21 prior to the Element 21 Acquisition resigned effective October 4, 2002, and, pursuant to the Element 21 Acquisition, new officers and directors of Element 21 were appointed.

     (d) Immediately following the Element 21 Acquisition: (i) Dr. Nataliya Hearn, Element 21's President and a Director, owned 4,950,000 shares, or 10.2%, of Element 21's outstanding common stock; Gerald Enloe, Element 21's Chairman, owned 2,950,460 shares, or 6.15%, of Element 21's common stock; and Jim Morin, Element 21's Secretary/Treasurer and a Director, did not own any of Element 21's common stock. Dr. Hearn and Mr. Enloe acquired their respective shares of Element 21's common stock pursuant to the Element 21 Acquisition, and will not participate in the Holdings Spin-Off.

Description of AssureTec Holdings Common Stock To Be Distributed
----------------------------------------------------------------

     All shares of common stock of AssureTec Holdings have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by stockholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and nonassessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting at which a quorum is present will be able to elect the entire Board, if they so choose, and the holders of the remaining shares of common stock will not be able to elect any directors. In the event of the liquidation of AssureTec Holdings, each stockholder is entitled to receive a proportionate share of AssureTec Holding's assets available for distribution to stockholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of AssureTec Holdings common stock issued and outstanding are fully paid and nonassessable. Holders of the common stock are entitled to share pro rata in dividends and distributions with respect to the common stock, as may be declared by the Board out of funds legally available therefore.

     For additional information concerning the securities of AssureTec Holdings, see the Form 10 under the heading "DESCRIPTION OF SECURITIES."

Interest of Certain Persons in or Opposition to Matters to Be Acted Upon
------------------------------------------------------------------------

     Dr. Reeves, Element 21's former President and Director, and currently a consultant to Element 21, also serves as President and a Director of AssureTec Holdings and as Chief Executive Officer and a Director of AssureTec Systems. Kevin McGuire, Element 21's former

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

Treasurer and Secretary, now serves as Treasurer and Secretary of both AssureTec Holdings and AssureTec Systems.

     AssureTec Holdings currently owns 2,716,900 shares, or 29.68%, of the outstanding common stock of AssureTec Systems. Dr. Reeves currently beneficially owns approximately 51.25% of AssureTec Systems and 9.9% of Element 21. Upon completion of the Holdings Spin-Off, Dr. Reeves will be the beneficial owner of approximately 49.5% of the outstanding common stock of AssureTec Holdings and the beneficial owner of approximately 48.54% of the outstanding common stock of AssureTec Systems.

Delivery of Documents to Security Holders Sharing an Address
------------------------------------------------------------

     Only one Information Statement will be delivered to two or more of its shareholders who share an address, unless Element 21 has received contrary instructions from one or more of such shareholders. Element 21 will promptly deliver a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered if a shareholder so requests by contacting the following person: Dr. Bruce Reeves, 200 Perimeter Road, Manchester, New Hampshire 03103. In the event that a shareholder wishes to receive a separate annual report and/or proxy statement, or in the event that shareholders sharing an address wish to receive a single copy of the annual report, proxy statement or information statement, they can do so by contacting the person referenced above.

                                    * * * * *



                                        By Order of the Board of Directors


Dated: December 18, 2003                --------------------------------------
                                        Nataliya Hearn, President and Director


                                    * * * * *

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

INDEX TO EXHIBITS

Exhibit Number             Document Description
--------------             --------------------

20 AssureTec Holdings, Inc. Registration Statement on Form 10-SB, filed on December 11, 2003*

-----------------
*Incorporated herein by reference.

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